UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada			0-18953	87-0448736
(State or Other Jurisdiction			(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon Ave.,	Tulsa,	Oklahoma		74107
(Address of Principal Executive Offices)				(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of certain Officers

On December 1, 2025, AAON, Inc. (the "Company") announced that its Board of Directors has promoted Doug Wichman to the position of Executive Vice President and General Manager of its AAON business unit effective January 1, 2026.
Mr. Wichman has been with the Company since 2012, most recently serving as Executive Director of Manufacturing since November 2024. Prior to that, he served as Executive Vice President of AAON Coil Products from 2022 to 2024, AAON's Director of Manufacturing in Tulsa and Plant Manager from 2017 to 2018.

In connection with Mr. Wichman's new role, he will receive the following compensation: (i) annual base salary of $350,000, (ii) 2026 target annual incentive compensation of $210,000, and (iii) 2026 target long-term incentive compensation of $330,000.

Mr. Wichman does not have any family relationships with any of the Company's directors or officers and is not party to any transactions of the type listed in Item 404(a) of Regulation S-K.

Stephen Wakefield, who currently serves as Executive Vice President and General Manager of the AAON business unit, will transition to AAON Fellow, Principal Engineering Advisor, also effective January 1, 2026.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release Announcing Leadership Appointment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	December 1, 2025	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary